Exhibit 99.1

eXp World Holdings Reports Record Second Quarter 2022 Revenue of $1.4 Billion

Q2 2022 Revenue Increased 42% Year over Year to $1.4 Billion With Agent Growth of 42%

Company Declares Cash Dividend for Q3 2022 of $0.045 per Share of Common Stock

Repurchases $50 Million of Common Stock During the Second Quarter

BELLINGHAM, Wash. — Aug. 3, 2022 — eXp World Holdings, Inc. (Nasdaq: EXPI), (or the “Company”), the holding company for eXp Realty®, Virbela and SUCCESS® Enterprises, today announced financial results for the second quarter ended June 30, 2022.

Second Quarter 2022 Financial Highlights as Compared to the Same Year-Ago Quarter:

●	Revenue increased 42% to $1.4 billion.
●	Gross profit increased 34% to $107.3 million.
●	Net income of $9.4 million, compared to net income of $37.0 million in the year-ago quarter. Year over year tax expense increased $22.3 million due to one-time VA allowance release in 2021 and reduction in excess stock based compensation tax benefit. Earnings per diluted share of $0.06, compared to earnings per diluted share of $0.24 in the year-ago quarter.
●	Adjusted EBITDA (a non-GAAP financial measure) of $26.9 million.
●	As of June 30, 2022, cash and cash equivalents totaled $134.9 million, compared to $107.4 million as of June 30, 2021. The Company repurchased approximately $50 million of common stock during the second quarter of 2022.
●	The Company paid a cash dividend for the second quarter of 2022 of $0.04 per share of common stock on May 31, 2022. On July 29, 2022, the Company’s Board of Directors declared a cash dividend of $0.045 per share of common stock for the third quarter of 2022, a 13% increase, expected to be paid on Aug. 29, 2022 to shareholders of record on Aug. 12, 2022.

Management Commentary

“During the second quarter, eXp continued to increase its market share and revenue to record levels, reinforcing that our model was built for all market conditions and that our agent value proposition resonates around the world,” said Glenn Sanford, Founder, Chairman and CEO of eXp World Holdings. “We are focused on strengthening our platform to provide even better support to our agents through technology, operations, training, coaching and community. In the third quarter, we acquired Zoocasa, providing an exponential boost to Canadian agents that we expect to expand to a broader group of agents and real estate customers. We also further strengthened our management team with world-class hires focused on affiliated services and innovation of our proprietary technologies. We are leveraging our core strengths of agent satisfaction and innovation as we continue to redefine the real estate industry.”

“eXp delivered another record quarter with 42% revenue growth and solid profitability while returning a record $56 million to our shareholders through share repurchases and dividends,” said Jeff Whiteside, CFO and Chief Collaboration Officer of eXp World Holdings. “Looking ahead, we expect our agile model to result in ongoing market share gains as we navigate more challenging market conditions. We expect our focus on affiliated services and technology will further strengthen our agent and customer value proposition. Simultaneously, we will focus on increasing operating efficiencies for our business and our agents’ businesses. We remain confident in our ability to deliver profitable, sustainable growth over the long term.”

Second Quarter 2022 Operational Highlights as Compared to the Same Year-Ago Quarter:

●	eXp World Holdings and eXp Realty strengthened the leadership team with Shoeb Ansari, Chief Information Officer; Leo Pareja, President of Affiliated Services
●	Patrick O’Neill appointed Chief Operating Officer, eXp Realty beginning Aug. 4, 2022. Patrick brings more than 25 years of experience and a proven track record of building and optimizing high-growth technology businesses. More details to come.
●	Agents and brokers on the eXp Realty platform increased 42% to 82,856 as of June 30, 2022.
●	Real estate transactions closed increased 30% to 150,032.
●	Real estate transaction volume increased 44% to $57.9 billion.
●	eXp Realty expanded into New Zealand in the second quarter of 2022.

eXp Realty ended the second quarter of 2022 with a global Net Promoter Score of 68, a measure of agent satisfaction as part of the Company’s intense focus on improving the agent experience.

Second Quarter 2022 Results – Virtual Fireside Chat

The Company will hold a virtual fireside chat and investor Q&A on Wednesday, Aug. 3, 2022 at 8 a.m. PT / 11 a.m. ET with:

●	Glenn Sanford, Founder, Chairman and CEO, eXp World Holdings
●	Jeff Whiteside, CFO and Chief Collaboration Officer, eXp World Holdings
●	Shoeb Ansari, Chief Information Officer, eXp World Holdings
●	Leo Pareja, President of Affiliated Services, eXp Realty

The discussion will be moderated by Justin Ages, Equity Research Analyst at Berenberg Capital Markets.

The investor Q&A is open to investors, current shareholders and anyone interested in learning more about eXp World Holdings and its companies.

Date: Wednesday, Aug. 3, 2022

Time: 8 a.m. PT / 11 a.m. ET

Location: EXPI Campus. Join at http://expworldholdings.com/contact/download/

Livestream: expworldholdings.com/events

About eXp World Holdings, Inc.

eXp World Holdings, Inc. (Nasdaq: EXPI) is the holding company for eXp Realty®, Virbela and SUCCESS® Enterprises.

eXp Realty is the fastest-growing real estate company in the world with more than 83,000 agents in the United States, Canada, the United Kingdom, Australia, South Africa, India, Mexico, Portugal, France, Puerto Rico, Brazil,

Italy, Hong Kong, Colombia, Spain, Israel, Panama, Germany, Dominican Republic, Greece and New Zealand and continues to scale internationally. As a publicly traded company, eXp World Holdings provides real estate professionals the unique opportunity to earn equity awards for production goals and contributions to overall company growth. eXp World Holdings and its businesses offer a full suite of brokerage and real estate tech solutions, including its innovative residential and commercial brokerage model, professional services, collaborative tools and personal development. The cloud-based brokerage is powered by Virbela, an immersive 3D platform that is deeply social and collaborative, enabling agents to be more connected and productive. SUCCESS® Enterprises, anchored by SUCCESS® magazine and its related media properties, was established in 1897 and is a leading personal and professional development brand and publication.

For more information, visit https://expworldholdings.com.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA, which is a non-U.S. GAAP financial measure and may be different than similarly titled measures used by other companies. It is presented to enhance investors’ overall understanding of the company’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.

The company’s Adjusted EBITDA provides useful information about financial performance, enhances the overall understanding of past performance and future prospects, and allows for greater transparency with respect to a key metric used by management for financial and operational decision-making. Adjusted EBITDA helps identify underlying trends in the business that otherwise could be masked by the effect of the expenses that are excluded in Adjusted EBITDA. In particular, the company believes the exclusion of stock and stock option expenses provides a useful supplemental measure in evaluating the performance of operations and provides better transparency into results of operations.

The company defines the non-U.S. GAAP financial measure of Adjusted EBITDA to mean net income (loss), excluding other income (expense), income tax benefit (expense), depreciation, amortization, impairment charges, stock-based compensation expense, and stock option expense. Adjusted EBITDA may assist investors in seeing financial performance through the eyes of management, and may provide an additional tool for investors to use in comparing core financial performance over multiple periods with other companies in the industry.

Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of Adjusted EBITDA compared to Net Income (Loss), the closest comparable U.S. GAAP measure. Some of these limitations are that:

●	Adjusted EBITDA excludes stock-based compensation expense and stock option expense, which have been, and will continue to be for the foreseeable future, significant recurring expenses in the business and an important part of the compensation strategy; and
●	Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation of fixed assets, amortization of acquired intangible assets, and impairment charges related to these long-lived assets, and, although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future.

Safe Harbor Statement

The statements contained herein may include statements of future expectations and other forward-looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. Such forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to revise or update them. These statements include, but are not limited to, statements about the continued growth of our agent and broker base; expansion of our residential real estate brokerage business into foreign markets; and revenue growth and financial performance. Such statements are not guarantees of future performance. Important factors that may cause actual results to differ materially and adversely from those expressed in forward-looking statements include changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

Media Relations Contact:

eXp World Holdings, Inc.

mediarelations@expworldholdings.com

Investor Relations Contact:

Denise Garcia

Managing Partner, Hayflower Partners

●	investors@expworldholdings.com

EXP WORLD HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	June 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 134,898	$ 108,237
Restricted cash	105,883	67,673
Accounts receivable, net of allowance for credit losses of $2,806 and $2,198, respectively	154,997	133,489
Prepaids and other assets	7,822	9,916
TOTAL CURRENT ASSETS	403,600	319,315
Property, plant, and equipment, net	19,906	15,902
Operating lease right-of-use assets	2,265	2,482
Other noncurrent assets	1,943	2,827
Intangible assets, net	7,071	7,528
Deferred tax assets	59,719	52,827
Goodwill	12,945	12,945
TOTAL ASSETS	$ 507,449	$ 413,826
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$ 5,971	$ 7,158
Customer deposits	93,566	67,673
Accrued expenses	147,393	111,672
Current portion of lease obligation - operating lease	213	311
TOTAL CURRENT LIABILITIES	247,143	186,814
Long-term payable	2,714	2,714
Long-term lease obligation - operating lease, net of current portion	720	765
TOTAL LIABILITIES	250,577	190,293
EQUITY
Common Stock, $0.00001 par value 900,000,000 shares authorized; 163,286,570 issued and 151,798,879 outstanding in 2022; 155,516,284 issued and 148,764,592 outstanding in 2021	2	1
Additional paid-in capital	509,476	401,479
Treasury stock, at cost: 11,487,691 and 6,751,692 shares held, respectively	(289,829)	(210,009)
Accumulated earnings	37,007	30,510
Accumulated other comprehensive income (loss)	(953)	188
Total eXp World Holdings, Inc. stockholders' equity	255,703	222,169
Equity attributable to noncontrolling interest	1,169	1,364
TOTAL EQUITY	256,872	223,533
TOTAL LIABILITIES AND EQUITY	$ 507,449	$ 413,826

EXP WORLD HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share amounts and per share data)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues	$ 1,415,060	$ 999,887	$ 2,425,791	$ 1,583,720
Operating expenses
Commissions and other agent-related costs	1,307,810	919,970	2,235,077	1,450,317
General and administrative expenses	91,391	60,721	166,713	107,021
Sales and marketing expenses	4,210	2,683	7,910	4,940
Total operating expenses	1,403,411	983,374	2,409,700	1,562,278
Operating income	11,649	16,513	16,091	21,442
Other (income) expense
Other (income) expense, net	62	54	472	(80)
Equity in losses of unconsolidated affiliates	567	1	884	7
Total other (income) expense, net	629	55	1,356	(73)
Income before income tax expense	11,020	16,458	14,735	21,515
Income tax (benefit) expense	1,661	(20,585)	(3,488)	(20,374)
Net income	9,359	37,043	18,223	41,889
Net income attributable to noncontrolling interest	-	7	18	7
Net income attributable to eXp World Holdings, Inc.	$ 9,359	$ 37,050	$ 18,241	$ 41,896
Earnings per share
Basic	0.06	0.25	0.12	0.29
Diluted	0.06	0.24	0.12	0.27
Weighted average shares outstanding
Basic	150,783,418	145,584,495	150,049,170	144,973,139
Diluted	155,816,038	157,288,672	156,579,590	158,096,735

EXP WORLD HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2022	2021
OPERATING ACTIVITIES
Net income	$ 18,223	$ 41,889
Reconciliation of net income to net cash provided by operating activities:
Depreciation expense	3,570	2,196
Amortization expense - intangible assets	817	621
Loss on dissolution of consolidated affiliates	361	-
Allowance for credit losses on receivables/bad debt on receivables	608	(208)
Equity in loss of unconsolidated affiliates	884	7
Agent growth incentive stock compensation expense	17,028	11,312
Stock option compensation	7,121	6,239
Agent equity stock compensation expense	86,835	59,853
Deferred income taxes, net	(6,892)	(15,329)
Changes in operating assets and liabilities:
Accounts receivable	(22,269)	(57,095)
Prepaids and other assets	2,236	(4,466)
Customer deposits	25,893	65,981
Accounts payable	(1,152)	2,354
Accrued expenses	31,961	54,231
Long term payable	-	(160)
Other operating activities	74	-
NET CASH PROVIDED BY OPERATING ACTIVITIES	165,298	167,425
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(8,077)	(5,609)
Acquisition of businesses	-	(1,500)
NET CASH (USED IN) INVESTING ACTIVITIES	(8,077)	(7,109)
FINANCING ACTIVITIES
Repurchase of common stock	(79,820)	(88,912)
Proceeds from exercise of options	780	1,757
Transactions with noncontrolling interests	(425)	19
Dividends declared and paid	(11,744)	-
NET CASH USED IN FINANCING ACTIVITIES	(91,209)	(87,136)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	(1,141)	71
Net change in cash, cash equivalents and restricted cash	64,871	73,251
Cash, cash equivalents and restricted cash, beginning balance	175,910	127,924
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, ENDING BALANCE	$ 240,781	$ 201,175
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid for interest
Cash paid for income taxes	$ 2,444	$ 702
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Termination of lease liabilities	-	120
Property, plant and equipment purchases in accounts payable	246	7

US-GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA RECONCILIATION
(In thousands)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income	$ 9,359	$ 37,043	$ 18,223	$ 41,889
Other (income) expense, net	629	55	1,356	(73)
Income tax (benefit) expense	1,661	(20,585)	(3,488)	(20,374)
Depreciation and amortization (1)	2,429	1,507	4,387	2,817
Stock compensation expense (2)	9,230	5,840	17,028	11,312
Stock option expense	3,606	3,128	7,121	6,239
Adjusted EBITDA	$ 26,914	$ 26,988	$ 44,627	$ 41,810

(1) Amortization of stock liability is included in the “Other expense (income)” line item.
(2) This includes agent growth incentive stock compensation expense and stock compensation expense related to business acquisitions.